As filed with the Securities and Exchange Commission on May 6, 2002
                                              Registration No. 333-_____________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                     MEDICAL STAFFING NETWORK HOLDINGS, INC.
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                               65-0865171
-------------------------------                           ----------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                           901 Yamato Road, Suite 110
                              Boca Raton, FL 33431
                                 (561) 226-9000
                                 --------------
          (Address, including zip code, and telephone number, including area code, of principal executive offices)

          Amended and Restated Stock Option Plan of MSN Holdings, Inc.
                  MSN Holdings, Inc. 2001 Stock Incentive Plan
                  --------------------------------------------
                             (Full titles of plans)

                                Robert J. Adamson
                      President and Chief Executive Officer
                     Medical Staffing Network Holdings, Inc.
                           901 Yamato Road, Suite 110
                              Boca Raton, FL 33431
                                 (561) 226-9000
                  --------------------------------------------
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             Steven J. Gartner, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                                EXPLANATORY NOTE

     Medical Staffing Network Holdings, Inc. (the "Registrant") previously registered 2,539,975 shares of common stock of Medical Staffing Network Holdings, Inc., par value $0.01 per share (the "Common Stock") on Form S-8 (File No. 333-87358) (the "Registration Statement"), which was filed with the Securities and Exchange Commission on May 1, 2002.

     Under footnote (1) to the "Calculation of Registration Fee" table, the Registrant stated that the amount to be registered:

     Represents 2,274,499 shares of common stock of Medical Staffing Network Holdings, Inc., par value $0.01 per share (the "Common Stock") issuable pursuant to the Amended and Restated Stock Option Plan of MSN Holdings, Inc. and 265,476 shares of Common Stock pursuant to the MSN Holdings, Inc. 2001 Stock Incentive Plan, as amended (collectively, the "Plans").

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to amend this footnote such that the Registrant states that the amount to be registered:

     Represents 265,476 shares of common stock of Medical Staffing Network Holdings, Inc., par value $0.01 per share (the "Common Stock"), issuable pursuant to the Amended and Restated Stock Option Plan of MSN Holdings, Inc. and 2,274,499 shares of Common Stock issuable pursuant to the MSN Holdings, Inc. 2001 Stock Incentive Plan, as amended (collectively, the "Plans").

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton, Florida on this 2nd day of May, 2002.

                                         MEDICAL STAFFING NETWORK HOLDINGS, INC.

                                         By: /s/ Kevin S. Little
                                             ------------------------------
                                             Kevin S. Little
                                             Chief Financial Officer